UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Farmer BRos. Co.
(Name of Registrant as Specified in Its Charter)

Carol Farmer Waite

Carol L. Waite Trust

1964 Jeanne Ann Farmer Grossman Trust

1964 Richard Francis Farmer Trust

1964 Roy Edward Farmer Trust

1964 Carol Lynn Farmer Waite Trust

1969 Roy Edward Farmer Trust

1969 Jeanne Ann Farmer Trust

1969 Richard Francis Farmer Trust

1969 Carol Lynn Farmer Waite Trust

1969 Roy F. Farmer Trust

1969 Emily Marjorie Farmer Trust

1972 Roy Edward Farmer Trust

1972 Carol Lynn Farmer Waite Trust

1972 Jeanne Anne Farmer Grossman Trust

1972 Richard Francis Farmer

1972 Roy F. Farmer Trust

1972 Emily Marjorie Farmer Trust

1987 Roy F. Farmer Trust I

1987 Roy F. Farmer Trust II

1987 Roy F. Farmer Trust III

1987 Roy F. Farmer Trust IV

1988 Roy F. Farmer Trust I

Farmer Insurance Trust

1984 Jonathan Michael Waite Trust

The 2012 Waite Trust

2012 Grossman Irrevocable Trust

Austin Waite

Emily Waite

Jonathan Michael Waite

Suzanna Waite

Scott Grossman

Brett Grossman

Brynn Grossman

Tom Mortensen

John Samore, Jr.,

Jennifer Gonzalez-Yousef

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Carol Farmer Waite, Carol L. Waite Trust, 1964 Jeanne Ann Farmer Grossman Trust, 1964 Richard Francis Farmer Trust, 1964 Roy Edward Farmer Trust, 1964 Carol Lynn Farmer Waite Trust, 1969 Roy Edward Farmer Trust, 1969 Jeanne Ann Farmer Trust, 1969 Richard Francis Farmer Trust, 1969 Carol Lynn Farmer Waite Trust, 1969 Roy F. Farmer Trust, 1969 Emily Marjorie Farmer Trust, 1972 Roy Edward Farmer Trust, 1972 Carol Lynn Farmer Waite Trust, 1972 Jeanne Anne Farmer Grossman Trust, 1972 Richard Francis Farmer, 1972 Roy F. Farmer Trust, 1972 Emily Marjorie Farmer Trust, 1987 Roy F. Farmer Trust I, 1987 Roy F. Farmer Trust II, 1987 Roy F. Farmer Trust III, 1987 Roy F. Farmer Trust IV, 1988 Roy F. Farmer Trust I, Farmer Insurance Trust, 1984 Jonathan Michael Waite Trust, the 2012 Waite Trust, 2012 Grossman Irrevocable Trust, Austin Waite, Emily Waite, Jonathan Michael Waite, Suzanna Waite, Scott Grossman, Brett Grossman, Brynn Grossman, Tom Mortensen, John Samore, Jr., and Jennifer Gonzalez-Yousef (collectively, “Save Farmer Bros.”), has filed a definitive proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of a slate of director nominees at the upcoming 2016 annual meeting of stockholders of Farmer Bros. Co., a Delaware corporation.

On November 11, 2016, Save Farmer Bros. issued the following press release:

Save Farmer Bros. Issues Statement in Response to Farmer Bros.’ Manipulation of the Employee Stock Ownership Plan (ESOP) Voting and Apparent Disenfranchisement of Employees

Has Discovered That the Farmer Bros. ESOP Trustee Has Already Directed the Voting of All Employee Shares Under the ESOP, Representing Approximately 11.3% of the Outstanding Shares, in Support of Management Four Weeks Ahead of the 2016 Annual Meeting

Encourages Employees Not to Be Intimidated by Management Because Employee Votes Are 100% Confidential

Fort Worth, Texas, November 11, 2016 – Save Farmer Bros. issued a statement today commenting on a development with the Farmer Bros. Co. (NASDAQ:FARM) (“Farmer Bros.” or the “Company”) Amended and Restated Employee Stock Ownership Plan (the “ESOP”). Save Farmer Bros. was shocked to learn that the entire ESOP voting position, representing approximately 11.3% of the Company’s outstanding shares, has already been voted in favor of management and the incumbent slate through the Broadridge voting platform, according to information obtained by its proxy solicitor.

Save Farmer Bros. noted, “The Board of Directors of Farmer Bros. (the ‘Board’) never ceases to amaze us in terms of the lengths that it will go to manipulate the corporate machinery to entrench itself and management in this election contest. It was extremely brazen of the Board to unilaterally amend the ESOP voting last month in response to our proxy contest in such a way as to give the ESOP trustee, GreatBanc Trust Company, the ability to vote how it sees fit with respect to unallocated shares and shares for which the trustee receives no voting directions. Prior to this amendment, ‘shares that had not been allocated to participant accounts and shares that had been allocated, but for which ESOP participants did not provide voting direction, were voted in proportion to the allocated shares for which the trustee received voting directions.’ The Board’s intentions with regard to the ESOP amendment are highly transparent when you consider that they chose to disclose this questionable amendment to the ESOP at the end of the Friday before the Columbus Day long weekend. If their action to amend the ESOP voting was made in good faith or had any legitimate purpose other than to protect their own positions, then why would they try their hardest to have it slip under everyone's radar?”

Save Farmer Bros. went on to state, “Our suspicions that the Board is seeking to manipulate the ESOP voting for its own selfish entrenchment purposes were confirmed yesterday when we were informed by our proxy solicitor that the entirety of the ESOP voting position, representing approximately 11.3% of the Company’s outstanding shares, has already been voted in favor of the current Board’s director slate four weeks ahead of the 2016 Annual Meeting. Employees and shareholders alike should be outraged. This represents employee shareholder disenfranchisement at its very core.”

Save Farmer Bros. continued by stating, “We are currently exploring all legal options with respect to the amendment and current voting of the ESOP shares to ensure the propriety of the employee franchise at the 2016 Annual Meeting. We imagine the employee base will be none too pleased to learn that the ESOP shares have already been voted in their entirety for management. This is a blatant abuse of the corporate machinery to entrench the Board, and we demand that it be corrected immediately.”

Save Farmer Bros. concluded, “We urge all employees to ensure they vote and prevent management and the trustee from unfairly voting the employees' hard earned shares for the Company’s director candidates. This is an unfair tactic to tilt the playing field in management’s favor. We will be sending a letter to all employees through the trustee in the coming days with additional information, but believe it is important to bring this disturbing information to light now so that employees can take appropriate action to vote their shares. Do not be intimidated by management. Your vote is 100% confidential.”

Investors with questions on how to vote, please contact:

Okapi Partners LLC

Bruce H. Goldfarb/Patrick McHugh/Charles Garske

info@okapipartners.com

(212) 297-0720 or Toll-Free (855) 305-0857

www.SaveFarmerBros.com